SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  May 20, 2010

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24081	84-1010843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100

Englewood, Colorado 80112

(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 802-1000

N/A

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On May 20, 2010, the Board of Directors of Evolving Systems, Inc. (the “Company”) adopted a charter for the position of Lead Independent Director and appointed Steve B. Warnecke to serve in that position, for a term co-existent with his term as a Director.  A copy of the charter can be found on the Company’s website at www.evolving.com/corp_governance.html.

Steve B. Warnecke, 53, joined the Company’s Board of Directors in March 2003.  In November 2008 he was named the Chief Financial Officer of Bacterin International, Inc., a privately-held company focused on biomaterials research and development and commercialization.  From April 2002 to April 2009, he served as CFO of The Children’s Hospital Foundation, a Colorado not-for-profit foundation. Mr. Warnecke also serves as Chief Executive Officer of Children’s Partners Foundation and serves on the Board of Directors of the Cystic Fibrosis Foundation.  In 1983, Mr. Warnecke founded and he remains President of Children’s Business Partners, Inc., a venture capital company.  In addition, from August 2001 through January 2002, Mr. Warnecke served as Senior Vice President—Strategic Planning for First Data Corp.’s Western Union subsidiary.  From August 1999 through June 2001 Mr. Warnecke served as Chief Financial Officer for Denver-based Frontier Airlines.  Mr. Warnecke holds a B.B.A. from the University of Iowa and passed the C.P.A. exam in 1979.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2010.

Evolving Systems, Inc.

By:	/s/ ANITA T. MOSELEY
Anita T. Moseley
Sr. Vice President & General Counsel